Exhibit 99.1

Olema Oncology Appoints Jason O’Byrne as Chief Financial Officer

SAN FRANCISCO, August 13, 2026 (Globe NewsWire) – Olema Pharmaceuticals, Inc. (“Olema” or “Olema Oncology”, Nasdaq: OLMA), a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of targeted therapies for breast cancer and beyond, today announced the appointment of Jason O’Byrne, MBA, as Chief Financial Officer.

“We are very pleased to welcome Jason to Olema at an important time for the Company,” said Sean P. Bohen, M.D., Ph.D., President and Chief Executive Officer of Olema Oncology. “As we approach pivotal data from OPERA-01 and prepare for our first potential commercial launch, the breadth and depth of Jason’s expertise in corporate strategy, capital markets, business development, and financial management and operations will be essential as we continue Olema’s transformation into a fully integrated oncology company.”

Mr. O’Byrne brings more than two decades of finance and global operations leadership across high-growth biotechnology and pharmaceutical organizations. He joins Olema from Vir Biotechnology, where he served as Executive Vice President and Chief Financial Officer, leading the Finance, Investor Relations, and Information Technology functions. Previously, Mr. O’Byrne was Chief Financial Officer of Caribou Biosciences. Across both organizations, he led a wide range of financial and capital markets initiatives, including Caribou’s initial public offering. Prior to Caribou, he served as Senior Vice President of Finance at Audentes Therapeutics, where he oversaw financial due diligence and integration for its $3 billion acquisition by Astellas Pharma. Earlier in his career, Mr. O’Byrne spent over a decade at Genentech and Roche in finance leadership roles of increasing responsibility, spanning clinical development, commercial, and global operations. He holds an MBA in Finance, with distinction, from New York University’s Stern School of Business and a Bachelor of Applied Science in Mechanical Engineering from the University of British Columbia.

"I am thrilled to join Olema at such an exciting stage in its evolution and believe palazestrant and OP-3136 have the potential to meaningfully improve the lives of people living with breast cancer and beyond,” said Mr. O'Byrne. “With a strong balance sheet and a series of important milestones ahead, I look forward to working with Sean and the executive team to help scale Olema through this next chapter and deliver durable benefit to patients and long-term value to shareholders."

About Olema Oncology

Olema Oncology is a clinical-stage biopharmaceutical company committed to transforming the standard of care and improving outcomes for patients living with breast cancer and beyond. Olema is advancing a pipeline of novel therapies by leveraging our deep understanding of endocrine-driven cancers, nuclear receptors, and mechanisms of acquired resistance. Our lead product candidate, palazestrant (OP-1250), is a proprietary, orally available complete estrogen receptor antagonist (CERAN) and a selective estrogen receptor degrader (SERD), currently in two Phase 3 clinical trials. In addition, Olema is developing OP-3136, a potent lysine acetyltransferase 6 (KAT6) inhibitor, now in a Phase 1 clinical study. Olema is headquartered in San Francisco and has operations in Cambridge, Massachusetts. For more information, please visit www.olema.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “could,” “expect,” “goal,” “intend,” “may,” “on track,” “potential,” “upcoming,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include those related to the expected timing of data readouts, including from OPERA-01; the potential timing for commercial launch; the anticipated contributions of new members of executive leadership; Olema’s plans to evolve into a fully integrated oncology company; the potential of palazestrant and OP-3136 to meaningfully improve patient lives; the sufficiency of Olema’s cash; the potential timing of upcoming milestones at Olema; and Olema’s potential to deliver durable, long-term value for patients and shareholders. Because such statements deal with future events and are based on Olema’s current expectations, they are subject to various risks and uncertainties, and actual results, performance, or achievements of Olema could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, those discussed in the section titled “Risk Factors” in Olema’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and future filings and reports that Olema makes from time to time with the U.S. Securities and Exchange Commission. Except as required by law, Olema assumes no obligation to update these forward-looking statements, including in the event that actual results differ materially from those anticipated in the forward-looking statements.

Media and Investor Relations Contact

Courtney O’Konek

Vice President, Corporate Communications

Olema Oncology

media@olema.com